United States Bankruptcy Court
District of Nevada

Case No. 10−54572−gwz

Chapter 7

In re: (Name of Debtor)
SANCON RESOURCES RECOVERY, INC.
C/O THE CORP.TRUST CO. OF NV, REG. AGENT
311 SO DIVISION STREET
CARSON CITY, NV 89703

Social Security No.:

NOTICE OF DISMISSAL;
NOTICE THAT ALL PENDING HEARINGS ARE VACATED

On 1/11/13, the Bankruptcy Court for the District of Nevada entered an order dismissing this bankruptcy case. As a result, all pending hearings in the case, except any pending hearings on fee applications for Chapter 13 cases, are hereby vacated and will be taken off calendar without further notice. This notice does not affect the status of any adversary proceedings or any motions or matters that are pending in such adversary proceedings.

Dated: 1/11/13

BY THE COURT

Mary A. Schott

Mary A. Schott
Clerk of the Bankruptcy Court